Use these links to rapidly review the document

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 7, 2016

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199446

PROSPECTUS SUPPLEMENT
(to the prospectus dated September 2, 2016)

NETLIST, INC.

Shares of Common Stock

        We are selling            shares of our common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol "NLST." On September 6, 2016, the last reported sales price of our common stock on The NASDAQ Capital Market was $1.76 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading "Risk Factors" on page S-11 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated September 2, 2016.

	Per Share	Total

Public offering price	$	$
Underwriting discounts	$	$
Proceeds to Netlist (before expenses)	$	$

        We have granted the underwriters a 30 day option to purchase up to an additional                shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Runners

B. Riley & Co., LLC	Craig-Hallum Capital Group

Co-Manager

The Benchmark Company

The date of this prospectus supplement is                        , 2016.

Prospectus Supplement

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. We, the Company and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

        Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Each time we sell securities under the accompanying base prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on August 19, 2016, and was declared effective by the SEC on September 2, 2016. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. Generally, when we refer to this "prospectus," we are referring to both documents combined.

        If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the base prospectus, and the documents incorporated by reference in this prospectus supplement and the base prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading "Where You Can Find More Information" before making an investment decision.

        We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Netlist," "the Company," "we," "us" and "our" refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

Basis of Presentation

        We report our results of operations on a 52- or 53-week fiscal year ending on the Saturday closest to December 31, with each fiscal quarter generally divided into three periods consisting of two four-week periods and one five-week period. Our last three completed fiscal years ended on December 28, 2013, December 27, 2014 and January 2, 2016.

Trademarks and Trade Names

        This prospectus supplement includes our trademarks and service marks, EXPRESSvault®, NVvault®, HyperCloud®, HybriDIMM™, and PreSight™, which are protected under applicable intellectual property laws and are the property of the Company. This prospectus supplement also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus, the documents we have filed with the SEC that are incorporated herein by reference includes and incorporates by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include: our anticipated financial results for the quarter ending October 1, 2016; our plans relating to our intellectual property and patent strategy, including strategy for monetizing, expanding, licensing and defending our patent portfolio; our expectations with respect to strategic partners, including the relationship with Samsung and potential new commercial licensing agreements; our expectations regarding our liquidity and capital resources, including cash flow, sufficiency of cash resources, efforts to reduce expenses and potential future financings; our beliefs regarding the market and demand for our products; and any other statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, among others, changes in and uncertainly of customer acceptance of and demand for our existing products and technologies and products and technologies under development; risks associated with the concentration of product sales among a limited number of customers; the success of product, licensing and joint development partnerships; continuing development, qualification and volume production of HybriDIMM, EXPRESSvault and NVvault; the timing and magnitude of any continued decrease in our sales; our ability to leverage our NVvault and EXPRESSvault technology into a more diverse customer base; our need to raise additional capital and our ability to obtain financing when necessary; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the U.S. Patent and Trademark Office ("USPTO") and Patent Trial and Appeal Board ("PTAB"); volatility in the pricing of components of our products; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; the political and regulatory environment in the People's Republic of China ("PRC"); and general economic and market conditions. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," completely and with the understanding that our actual future results may be materially different from what we expect.

        These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

 PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled "Risk Factors" beginning on page S-11 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

        We are a leading provider of high-performance modular memory subsystems serving diverse industries that require superior memory performance to empower critical business decisions. We have a long history of being the first to market with disruptive new products such as the first load reduced dual in-line memory modules ("LRDIMM") based on our distributed buffer architecture which has been adopted by the industry for DDR4 LRDIMM. We were also the first to bring NAND flash memory ("NAND flash") to the memory channel with our NVvault non-volatile dual in-line memory modules ("NVDIMM") using software-intensive controllers and merging dynamic random access memory integrated circuits ("DRAM") and Flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We recently introduced a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications and in-memory databases. In August 2016, we demonstrated samples of HybriDIMM together with an ecosystem of partners, including Samsung, Integrated Device Technology, Carnegie Mellon and Xilinx. We plan to sample HybriDIMM with alpha customers during the fourth quarter of 2016 and expect volume production in the second quarter of 2017. Our innovative product portfolio has generated over $700 million of revenue since our inception, with over 75% representing sales of custom, high-performance memory products delivered to global OEMs such as Dell, HP, IBM, Apple and Lenovo. Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction.

        In November 2015, we entered into a Joint Development and License Agreement ("JDLA") with Samsung, pursuant to which we and Samsung agreed to work together to jointly develop a standardized product interface for NVDIMM-P storage class memory modules in order to facilitate broad industry adoption of this new technology. The JDLA also includes access to competitively priced DRAM and NAND flash raw materials, a comprehensive license to Samsung's patent portfolio with a corresponding license that we have granted to Samsung to our patent portfolio, and an important strategic partner that can facilitate bringing our HybriDIMM technology to market. Both parties may enter into an additional agreement in the future for Samsung to be granted commercial license for our HybriDIMM technology. The JDLA also includes a right of first refusal wherein we will provide Samsung the right to acquire our HybriDIMM technology in a separate, subsequent transaction before the Company offers the technology to a third party. We also received $15.0 million of capital from an affiliate of Samsung Venture Investment Co. and an $8.0 million nonrecurring engineering fee ("NRE") from Samsung Electronics for the joint development.

        Since the Company's inception in 2000, we have dedicated substantial resources to the development of technology innovations essential to our business. Our early pioneering work in these areas has been broadly adopted in industry standard LRDIMM and in NVDIMM. We estimate that these two technologies collectively represent an approximate cumulative $55 billion in global sales through 2021. Our objective is to continue to innovate in our field and to monetize our intellectual property through a combination of product sales, licensing and royalty agreements, and other revenue opportunities.

        On September 1, 2016, we took action to safeguard our innovations by filing legal proceedings for patent infringement against SK hynix Inc., a South Korean memory semiconductor supplier ("SK hynix"), in the U.S. International Trade Commission ("ITC") and the U.S. District Court for the Central District of California. We undertook these actions only after months of extensive and prolonged efforts to reach a fair and equitable resolution without litigation. We are seeking an exclusion order in the ITC that directs U.S. Customs and Border Protection to stop infringing SK hynix RDIMM and LRDIMM products from entering the United States. ITC investigations proceed on an expedited basis, typically advancing to trial within a year of the filing of the complaint and a final decision issued a few months later. In the district court proceedings, we are primarily seeking damages, but we expect this action will remain stayed until the ITC reaches conclusion. The six patents that were asserted cover key features of RDIMM and LRDIMM which we believe are strategic product lines for SK hynix that together account for a significant portion of SK hynix's total revenue and profits.

        Our total revenue was $19.2 million and $8.0 million for the fiscal years ended December 27, 2014 and January 2, 2016, respectively, and our revenue was $4.6 million ($1.2 million of product revenue and $3.4 million of NRE from Samsung) and $6.9 million ($3.5 million of product revenue and $3.4 million of NRE from Samsung) for the quarters ended April 2, 2016 and July 2, 2016, respectively. As of July 2, 2016, we have fully recognized these NRE. We expect that our product revenue for the third quarter ending October 1, 2016 will be in the range between $3.0 million and $5.0 million. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our third quarter are finalized.

Industry Overview

        The global high-performance memory module market is driven by increasing demand from data center and enterprise storage applications for improved input/output (I/O) performance, lower latency and data retention capabilities in the event of unexpected system failure. Global data center IP traffic is expected to reach 40 zettabytes of data in 2020, corresponding to 40 billion terabyte storage drives of data, up from 3.4 zettabytes in 2014. The proliferation of mobile devices, social media platforms and cloud-based software applications is resulting in the creation of unprecedented amounts of unstructured data. In order to manage and analyze this data, new computing and memory architectures are under development by the industry.

        In high-performance computing environments, such as cloud-based computing and Big Data applications, a system's overall processing speed is limited to the central processing unit's ("CPU") ability to access data cached in memory. Memory speeds have failed to keep pace with improvements in CPU processing speeds, resulting in buffering delays encountered in highly intensive compute environments. To mitigate challenges arising from differences in CPU and memory clock speeds, data center operators have increased the number of servers in their facilities as well as the memory content in each server. Memory capacity is expanded through the use of DIMMs generally incorporating up to 16 GB of DRAM per module today, moving up to 64 GB of DRAM per module and beyond. Netlist's technology enables an intelligent controller to be integrated onto the DIMM, in order to manage the rapid flow of data between the CPU and memory. The number of DIMMs incorporated into a server increases in correlation with the number of processing cores in the CPU.

        DDR4 DIMMs incorporate our load reduction technology to mitigate the trade-off between operating speed and memory capacity inherent in prior generations of server DIMM. These load-reduced DIMMs, or LRDIMMs, are now the pre-dominant memory technology used in high-capacity servers and high-performance computing clusters. According to De Dios & Associates, the

LRDIMM market is expected to grow from $1.7 billion in 2016 to $9.4 billion in 2021, representing a 40% compound annual growth rate ("CAGR"). Based upon market forecasts from Objective Analysis, we expect the Storage Class Memory and NVDIMM markets to grow from $600 million in 2017 to $6.2 billion in 2021, representing a CAGR of 79%. We believe we can address these markets through product sales and IP licenses.

        Technical challenges arising from the production of DRAM using leading edge semiconductor manufacturing processes is limiting the material's long-term viability as the high-speed memory of choice in demanding compute environments. Conversely, NAND flash, while characterized by lower access speeds, is scaling down in cost and scaling up in density at a significantly better rate than DRAM. This has led the industry to explore alternative computer architectures and new memory materials capable of bridging DRAM's superior access speed with NAND's lower cost and higher densities. We expect that memory subsystems relying on intelligent controller technology to leverage NAND will most effectively address the industry's growing need for high-speed data management and analytics.

Our Solutions

Storage Class Memory

        Using an industry standard DDR4 LRDIMM interface, our HybriDIMM is the industry's first storage class product capable of operating in existing Intel x86 servers without BIOS and hardware changes. HybriDIMM unifies DRAM and NAND in a plug-and-play module delivering terabyte storage capacities operating at nanosecond memory speeds. HybriDIMM's unique architecture combines an on-DIMM co-processor with Netlist's PreSight predictive software-defined data management algorithm. HybriDIMM dramatically improves application performance by reducing data access latency by up to 1,000 times versus the fastest existing storage solution and provides up to an 80% cost reduction compared to the highest existing memory density for in-memory applications. HybriDIMM's feature-set encompasses the NVDIMM functionalities adopted by the industry.

        HybriDIMM is currently the industry's only storage class memory product concurrently presenting block storage and byte addressable persistent memory, while running at near DRAM speeds. We believe that the market for unified memory-storage products such as HybriDIMM will grow to approximately $8 billion by 2021. HybriDIMM is planned for volume production in the second quarter of 2017 after sampling with customers.

Nonvolatile Memory

        Our Vault product line enables customers to accelerate data running through their servers as well as reliably protect enterprise-level cache data by providing near instantaneous recovery in the event of a system failure or power outage. Listed below is a summary of our nonvolatile memory offering.

        EXPRESSvault PCIe (EV3).    EV3 is a plug-and-play memory card for server appliances which provides data acceleration and data protection. It is compatible with industry standard PCIe 3.0 x8 lane slots, eliminating the need for proprietary hardware and extra motherboard space. EXPRESSvault ships with Linux and Windows drivers compatible with standard PCIe peripheral command sets.

        NVvault DDR3 NVDIMM (NV3).    NV3 provides data acceleration and data protection in a JEDEC standard DD3 interface for integration into industry-standard server and storage solutions. NV3 incorporates our patented Vault cache-to-flash controller and operates in conjunction with general purpose CPUs, RAID adapters and other devices.

        NVvault DDR4 NVDIMM (NV4).    NV4 relies on the NVDIMM-N interface specification to provide data acceleration and data protection in a JEDEC standard DDR4 interface. We have demonstrated NV4 to deliver a 200% performance improvement in transaction-based workloads compared to PCIe NAND devices.

Specialty DIMMs and Embedded Flash

        The remainder of our product revenues is primarily from OEM sales of specialty memory modules and flash-based products, the majority of which are utilized in data center and industrial applications. When developing custom modules for an OEM system launch, we engage with our OEM customers from the earliest stages of new product definition, providing us valuable insight into their full range of system architecture and performance requirements. This close collaboration has also allowed us to develop a significant level of systems expertise. We leverage a portfolio of proprietary technologies and design techniques, including efficient planar design, alternative packaging techniques and custom semiconductor logic, to deliver memory subsystems with persistence, high density, small form factor, high signal integrity, attractive thermal characteristics, reduced power consumption and low cost per bit.

Key Competitive Strengths

        We believe we have established a leadership position in our target markets and a reputation for innovative and valuable memory solutions. We believe that the following strengths differentiate us from competitors and drive our success:

  •
  Market leadership.  We have a history of being first to market with innovative memory solutions. Since inception, we have invested approximately $60 million in research and development projects which has enabled us to remain on the cutting edge of innovation in our sector. Our NVvault product line was the industry's first to offer both DRAM and NAND flash in a standard form factor, preceding the industry's adoption of NVDIMMs. Additionally, we invented foundational load-reduction and buffering technology that became widely adopted as industry standard in the DDR4 generation of LRDIMMs. Most recently, we were first to demonstrate a storage class memory product that is both block and byte addressable and with plug-and-play functionality in our HybriDIMM product.

  •
  Deep hybrid memory technical expertise.  We have a portfolio of proprietary technologies and design techniques and have assembled an engineering team with expertise in system memory, subsystem design and memory software. Our technology competencies include logic controller design, proprietary printed circuit boards ("PCB") design, very low profile design and thermal management expertise.

  •
  Joint development and license agreement with Samsung.  Our strategic partnership with Samsung for storage class memory technology confers a number of advantages to us, including access to Samsung's technical capability in memory, a comprehensive license to Samsung's patent portfolio and competitively priced DRAM and NAND flash semiconductors, as well as capital investment in the form of convertible notes that do not require any capital or interest payment until the notes mature at the end of 2021. Our agreement with Samsung calls for potential marketing collaboration and for the exchange of potential monetary consideration as progress is made towards commercialization of our storage class memory product.

  •
  Strong collection of battle-tested LRDIMM and hybrid memory patents.  We believe we own the largest portfolio of patents pertaining to high-performance server memory, hybrid memory and storage class memory that have withstood legal challenges. We believe our patent portfolio covers a range of high-volume products in the marketplace today which incorporate and practice our pioneering work in the field of high performance memory and hybrid memory.

  •
  State of the art manufacturing capacity.  Our advanced engineering and design capabilities, combined with our in-house manufacturing processes, allow us to assemble our memory subsystems reliably with lower cost and in high volume. Our advanced, customized manufacturing facilities are capable of surface mount assembly, subsystem testing, system-level burn-in testing, programming, marking, labeling and packaging. Manufacturing cycle times for our products are typically one week or less, from receipt of order.

  •
  Experienced management and engineering teams.  We have a strong management team which includes highly experienced industry executives with relevant sector expertise.

Growth Strategy

        Our objective is to be the leading supplier of storage class memory and other high-performance hybrid memory solutions. Key aspects of our growth strategy include:

  •
  Invest to extend scope of intellectual property portfolio in hybrid memory technology space.  We intend to continue investing in our intellectual property portfolio to further establish ourselves as an innovator in the high-performance memory subsystem market and to identify emerging customer requirements for future generations of products.

  •
  Focus on fast growing segments within our target markets.  We intend to capitalize on our early lead in the storage class memory market by commercializing HybriDIMM and pursuing production orders from our customers. We intend to leverage our partnership with Samsung to penetrate new customer accounts.

  •
  Increase our revenue growth of our base hybrid memory products.  We intend to drive adoption of our portfolio of nonvolatile memory subsystems, EV3 and NV4 through collaboration with ecosystem partners.

  •
  Actively pursue intellectual property monetization opportunities.  We intend to defend our patent portfolio and aggressively pursue monetization avenues, including licensing and royalty agreements, and various enforcement actions available to us.

Corporate Information

        We commenced operations in September 2000. Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com. This reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement.

Risk Factors

        Our business is subject to substantial risk. Please carefully consider the "Risk Factors" beginning on page S-11 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase the securities offered by this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

 THE OFFERING

        The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see the "Description of Our Capital Stock" section in the accompanying base prospectus.

Securities offered by us in this offering	shares of our common stock, par value $0.001 per share
Offering Price	$ per share of common stock.
Common Stock Outstanding before this offering	51,751,857 shares.
Over-allotment option

We have granted to the underwriter an option, which is exercisable within 30 days from the date of this prospectus, to purchase up to additional shares of our common stock to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds from this offering to accelerate our patent monetization campaign, to commercialize HybriDIMM and for general corporate purposes. See "Use of Proceeds" on page S-36.
Risk Factors

See "Risk Factors" on page S-11 and other information included in this prospectus supplement, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	NLST

        The number of shares of our common stock outstanding immediately before this offering is as of September 6, 2016 and excludes:

  •
  8,975,551 shares of common stock issuable upon exercise of options outstanding as of September 6, 2016, of which approximately 4,976,047 shares are exercisable;

  •
  154,689 shares of common stock available for future grants under our stock option plans as of September 6, 2016, which amount is subject to annual increases pursuant to the terms of our Amended and Restated 2006 Equity Incentive Plan;

  •
  3,984,184 shares of common stock issuable upon exercise of warrants outstanding as of September 6, 2016, 60,000 of which are exercisable at $0.45 per share, 1,000,000 of which are exercisable at $0.47 per share, 300,000 of which are exercisable at $0.64 per share, 1,525,282 of which are exercisable at $0.89 per share and 1,098,902 of which are exercisable at $1.00 per share (all of which are currently exercisable);

  •
  2,000,000 shares of common stock issuable upon exercise of a warrant outstanding as of September 6, 2016 which is exercisable at $0.30 per share upon the redemption by the Company of the Note (as defined below) pursuant to the terms thereof;

  •
  12,192,000 shares of common stock issuable as of September 6, 2016 upon conversion of the outstanding principal and accrued interest under the Samsung Venture Investment Co. ("SVIC") Senior Secured Convertible Promissory Note (the "Note") at a conversion price of $1.25 per share, and

  •
  shares of common stock issuable if the underwriter exercises its option to purchase additional shares of common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial which may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our common stock. In assessing these risks, you should also refer to the other information contained or incorporated by reference in this prospectus.

RISKS RELATED TO OUR BUSINESS

We have historically incurred losses and may continue to incur losses.

        Since the inception of our business in 2000, we have only experienced one fiscal year (2006) with profitable results. In order to regain profitability, or to achieve and sustain positive cash flows from operations in the future, we must reduce operating expenses and/or increase our revenues and gross margins. Although we have in the past engaged in a series of cost reduction actions, and believe that we could reduce our current level of expenses through elimination or reduction of strategic initiatives, such expense reductions alone may not make us profitable or allow us to sustain profitability if it is achieved and eliminating or reducing strategic initiatives could limit our opportunities and prospects. Our ability to achieve profitability will depend on increased revenue growth from, among other things, monetization of our intellectual property, increased demand for our memory subsystems and other product offerings, as well as our ability to expand into new and emerging markets. We may not be successful in achieving the necessary revenue growth or the expected expense reductions. Moreover, we may be unable to sustain past or expected future expense reductions in subsequent periods. We may not achieve profitability or sustain such profitability, if achieved, on a quarterly or annual basis in the future.

        Any failure to achieve profitability could result in increased capital requirements and pressure on our liquidity position. We believe our future capital requirements will depend on many factors, including our levels of net product sales and any additional NRE or other revenues we may receive, the timing and extent of expenditures to support product sales and marketing, research and development activities, the expansion of manufacturing capacity both domestically and internationally, market acceptance of our products, intellectual property enforcement activities and strategic collaborations or other transactions. Our capital requirements could result in our having to, or otherwise choosing to, seek additional funding through public or private equity offerings or debt financings. Such funding may not be available when needed, on terms acceptable to us or at all, any of which could result in our inability to meet our financial obligations and other related commitments.

We may not have sufficient working capital to fund our planned operations, and, as a result, we may need to raise additional capital in the future in order to continue operating our business and developing new products and technologies, which capital may not be available when needed, on acceptable terms or at all.

        We believe that, taking into account our planned activities, we have sufficient cash resources to satisfy our capital needs for at least the next twelve months. However, our estimates of our operating expenses and working capital requirements could be incorrect, and we may use our cash resources faster than we presently anticipate. Further, some or all of our ongoing or planned investments may not be successful and could result in further losses. In addition, irrespective of our cash resources, we may be contractually or legally obligated to make certain investments which cannot be postponed.

        Our capital requirements will depend on many factors, including, among others:

  •
  the acceptance of, and demand for, our products;

  •
  our success and that of our strategic partners in developing and selling products derived from our technology;

  •
  our continued listing on The NASDAQ Capital Market;

  •
  the costs of further developing our existing, and developing new, products or technologies;

  •
  the extent to which we invest in new technology, testing and product development;

  •
  costs associated with defending and enforcing our intellectual property rights;

  •
  the timing of vendor payments and the collection of receivables, among other factors affecting our working capital;

  •
  the exercise of outstanding options or warrants to acquire our common stock;

  •
  the number and timing of acquisitions and other strategic transactions in which we participate, if any; and

  •
  the costs associated with the continued operation, and any future growth, of our business.

        We expect to rely in the near term on funds raised pursuant to this offering and other recent public and private placement offerings of debt and equity securities. However, until we can generate a sufficient amount of revenue to finance our cash requirements, which we may never do, we may need to increase our liquidity and capital resources by one or more measures, which may include, among others, reducing operating expenses, restructuring our balance sheet by negotiating with creditors and vendors, entering into strategic partnerships or alliances, raising additional financing through the issuance of debt, equity, or convertible securities and working to increase revenue growth through new product sales. There is no guarantee that we will be able to obtain capital when needed, on terms acceptable to us, or at all.

        Insufficient funds would have a material adverse effect on our business and operations and could cause us to fail to execute our business plan, fail to take advantage of future opportunities or fail to respond to competitive pressures or customer requirements, and further may require us to significantly modify our business model and/or reduce our operations, which could include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. Modification of our business model and operations could result in an impairment of assets, the effects of which cannot be determined. Furthermore, if we continue to issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience significant dilution, and the new equity or debt securities may have rights, preferences and privileges that are superior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization.

We have incurred a material amount of indebtedness to fund our operations, the terms of which require that we pledge substantially all of our assets as security. Our level of indebtedness and the terms of such indebtedness, could adversely affect our operations and liquidity.

        We have incurred debt secured by all of our assets under our convertible note with SVIC and our credit facility with Silicon Valley Bank ("SVB"). Our convertible promissory note issued to SVIC is secured by a first-priority security interest in our patent portfolio and a second priority security interest in substantially all of our other assets. Our credit facility with SVB is secured by a first priority security interest in all of our assets other than our patent portfolio, to which SVB has a second priority security interest. The SVIC and SVB debt instruments contain customary representations, warranties and indemnification provisions, as well as affirmative and negative covenants that, among other things restrict our ability to:

  •
  incur additional indebtedness or guarantees;

  •
  incur liens;

  •
  make investments, loans and acquisitions;

  •
  consolidate or merge

  •
  sell or exclusively license assets, including capital stock of subsidiaries;

  •
  alter our business;

  •
  change any provision of our organizational documents;

  •
  engage in transactions with affiliates; and

  •
  pay dividends or make distributions.

        The SVIC and SVB debt instruments also include events of default, including, among other things, payment defaults, breaches of representations, warranties or covenants, certain bankruptcy events, and certain material adverse changes. If we were to default under either debt instrument and were unable to obtain a waiver for such a default, among other remedies, the lenders could accelerate our obligations under the debt instruments and exercise their rights to foreclose on their security interests, which would cause substantial harm to our business and prospects.

        Incurrence and maintenance of this debt could have material consequences, such as:

  •
  requiring us to dedicate a portion of our cash flow from operations and other capital resources to debt service, thereby reducing our ability to fund working capital, capital expenditures, and other cash requirements;

  •
  increasing our vulnerability to adverse economic and industry conditions;

  •
  limiting our flexibility in planning for, or reacting to, changes and opportunities in, our business and industry, which may place us at a competitive disadvantage; and

  •
  limiting our ability to incur additional debt on acceptable terms, if at all.

We are involved in and expect to continue to be involved in costly legal and administrative proceedings to defend against claims that we infringe the intellectual property rights of others or to enforce or protect our intellectual property rights.

        As is common in the semiconductor industry, we have experienced substantial litigation regarding patent and other intellectual property rights. Lawsuits claiming that we are infringing others' intellectual property rights have been and may in the future be brought against us, and we are currently defending against claims of invalidity in the USPTO.

        The process of obtaining and protecting patents is inherently uncertain. In addition to the patent issuance process established by law and the procedures of the USPTO, we must comply with JEDEC administrative procedures in protecting our intellectual property within its industry standard setting process. These procedures evolve over time, are subject to variability in their application, and may be inconsistent with each other. Failure to comply with JEDEC's administrative procedures could jeopardize our ability to claim that our patents have been infringed.

        By making use of new technologies and entering new markets there is an increased likelihood that others might allege that our products infringe on their intellectual property rights. Litigation is inherently uncertain, and an adverse outcome in existing or any future litigation could subject us to significant liability for damages or invalidate our proprietary rights. An adverse outcome also could force us to take specific actions, including causing us to:

  •
  cease manufacturing and/or selling products, or using certain processes, that are claimed to be infringing a third party's intellectual property;

  •
  pay damages (which in some instances may be three times actual damages), including royalties on past or future sales;

  •
  seek a license from the third party intellectual property owner to use their technology in our products, which license may not be available on reasonable terms, or at all; or

  •
  redesign those products that are claimed to be infringing a third party's intellectual property.

        If any adverse ruling in any such matter occurs, any resulting limitations in our ability to market our products, or delays and costs associated with redesigning our products or payments of license fees to third parties, or any failure by us to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations.

        There is a limited pool of experienced technical personnel that we can draw upon to meet our hiring needs. As a result, a number of our existing employees have worked for our existing or potential competitors at some point during their careers, and we anticipate that a number of our future employees will have similar work histories. In the past, some of these competitors have claimed that our employees misappropriated their trade secrets or violated non-competition or non-solicitation agreements. Some of our competitors may threaten or bring legal action involving similar claims against us or our existing employees or make such claims in the future to prevent us from hiring qualified candidates. Lawsuits of this type may be brought, even if there is no merit to the claim, simply as a strategy to drain our financial resources and divert management's attention away from our business.

        Our business strategy also includes litigating claims against others, including our competitors, customers and former employees, to enforce our intellectual property, contractual and commercial rights including, in particular, our trade secrets, as well as to challenge the validity and scope of the proprietary rights of others. We could become subject to counterclaims or countersuits against us as a result of this litigation. Moreover, any legal disputes with customers could cause them to cease buying or using our products or delay their purchase of our products and could substantially damage our relationship with them.

        Any litigation, regardless of its outcome, would be time consuming and costly to resolve, divert our management's time and attention and negatively impact our results of operations. As a result, any current or future infringement claims by or against third parties or claims for indemnification by customers or end users of our products resulting from infringement claims could materially adversely affect our business, financial condition or results of operations.

        As a result of an unfavorable outcome at the PTAB in connection with a decision on appeal in the reexaminations of U.S. Pat. No. 7,619,912 ("'912 Patent"), which covers important features of DDR3 LRIDIMM designs, and U.S. Pat. No. 7,864,627 ("'627 Patent"), we may expend significant resources to continue to pursue valid positions in the '912 and '627 reexaminations, which may not be resolved in a timely manner and may not yield a more favorable outcome.

We are involved in and expect to continue to be involved in legal proceedings at the ITC to stop infringing SK hynix RDIMM and LRDIMM products from entering the U.S. and in district court to seek damages for patent infringement against SK hynix.

        On September 1, 2016, we took action to safeguard our innovations by filing legal proceedings for patent infringement against SK hynix in the ITC and the U.S. District Court for the Central District of California. We are seeking an exclusion order in the ITC that directs U.S. Customs and Border Protection to stop infringing SK hynix RDIMM and LRDIMM products from entering the United States. ITC investigations proceed on an expedited basis, typically advancing to trial within a year from the filing of the complaint and a final decision issued a few months later, but there can be no guarantee that the rendering of a final decision will follow such a timeline. In the district court proceedings, we are primarily seeking damages though we expect this action will likely remain stayed until the ITC reaches conclusion.

        Intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management's attention from operating the business. In addition, lawsuits in the ITC and in district courts are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be assured that we will be successful in our actions. Moreover, if we are counter-sued by Sk hynix and lose the suit, we could be required to pay substantial damages. Furthermore, we may not be able to reach a settlement with Sk hynix to license our patent portfolio on terms acceptable to us, and even if we are able to reach a settlement, the terms of the licensing arrangement may not be as favorable as we anticipated. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products and materially adversely affect our business, financial condition or results of operations.

Our revenues and results of operations have been substantially dependent on NVvault in historical periods and we may be unable to replace revenue lost from the rapid decline in NVvault sales.

        For the six months ended July 2, 2016 and June 27, 2015, our NVvault non-volatile DIMM used in cache-protection and data logging applications, including our NVvault battery-free, the flash-based cache system, accounted for approximately 1% and 38% of total net product sales, respectively. We have experienced a steady decline in NVvault sales in recent years, due in large part to our loss of our former most significant NVvault customer, Dell, beginning in 2012. We recognized no NVvault sales to Dell in the six months ended July 2, 2016 and June 27, 2015. We expect no future demand from Dell for our NVvault products. In order to leverage our NVvault technology and diversify our customer base, and to secure one or more new key customers, we continue to pursue additional qualifications of NVvault with other OEMs and to target new customer applications such as online transaction processing, virtualization, big data analytics, high speed transaction processing, high-performance database, and in-memory database applications. We also introduced EXPRESSvault in March 2011 and the next generation of EXPRESSvault (EV3) in July 2015 and we continue to pursue qualification of the next generation DDR4 NVvault with customers. Our future operating results will depend on our ability to commercialize these NVvault product extensions, as well as other products such as HybriDIMM and other high-density and high-performance solutions. HybriDIMM is still under development and may require substantial additional investment and the services and attention of key employees who have competing demands on their available time. Although we believe that our JDLA with Samsung entered into in November 2015 may advance the development of this product and that Samsung may prove to be an important strategic partner that can facilitate getting this technology to market, our partnership with Samsung and any other steps we take to further the development of this or any other products in development could fail. If we are not be successful in expanding our qualifications or marketing any new or enhanced products, we will be unable to secure revenues sufficient to replace lost NVvault revenue and our results of operations and prospects could be materially harmed.

We are subject to risks relating to our focus on developing our HybriDIMM and NVvault products and lack of market diversification.

        We have historically derived a substantial portion of our net sales from sales of our high-performance memory subsystems for use in the server market. We expect these memory subsystems to continue to account for a portion of our net sales in the near term. We believe that market acceptance of these products or derivative products that incorporate our core memory subsystem technology for use in servers is critical to our success.

        We have invested a significant portion of our research and development budget into the design of application-specific integrated circuits ("ASIC") and hybrid devices, including our NVvault family of products and most recently our next generation HybriDIMM memory subsystem. These products are subject to increased risks as compared to our legacy products. For example:

  •
  we are dependent on a limited number of suppliers for both the DRAM ICs and the ASIC devices that are essential to the functionality of our products, and in the past we have experienced supply chain disruptions and shortages of DRAM and NAND flash required to create our NVvault products as a result of business issues that are specific to our suppliers or the industry as a whole;

  •
  we may be unable to achieve new qualifications or customer or market acceptance of our memory subsystem, NVvault products or other new products such as HybriDIMM, or achieve such acceptance in a timely manner;

  •
  the NVvault products or other new products such as HybriDIMM may contain currently undiscovered flaws, the correction of which would result in increased costs and time to market; and

  •
  we are required to demonstrate the quality and reliability of our products to our customers, and are required to qualify these products with our customers, which requires a significant investment of time and resources prior to the receipt of any revenue from such customers.

        Additionally, if the demand for servers deteriorates or if the demand for our products to be incorporated in servers declines, our operating results would be adversely affected, and we would be forced to diversify our product portfolio and our target markets. We may not be able to achieve this diversification, and our inability to do so may adversely affect our business.

We use a small number of FPGAs, DRAM ICs and NAND flash suppliers and are subject to risks of disruption in the supply of FPGAs, DRAM ICs and NAND.

        Our ability to fulfill customer orders or produce qualification samples is dependent on a sufficient supply of field-programmable gate arrays ("FPGAs"), DRAM ICs and NAND flash, which are essential components of our memory subsystems. There are a relatively small number of suppliers of FPGAs, DRAM ICs and NAND flash, and we purchase from only a subset of these suppliers. We have no long-term FPGA, DRAM or NAND flash supply contracts.

        From time to time, shortages in DRAM ICs and NAND flash have required some suppliers to limit the supply of their DRAM ICs and NAND flash. We have experienced supply chain disruptions and shortages of DRAM and flash required to create our HyperCloud, NVvault and Planar X VLP products, and we are continually working to secure adequate supplies of DRAM and NAND flash necessary to fill customers' orders for our products in a timely manner. If we are unable to obtain a sufficient supply of DRAM ICs or NAND flash to meet our customers' requirements, these customers may reduce future orders for our products or not purchase our products at all, which would cause our net sales to decline and harm our operating results. In addition, our reputation could be harmed and, even assuming we are successful in resolving supply chain disruptions, we may not be able to replace any lost business with new customers, and we may lose market share to our competitors.

        Our dependence on a small number of suppliers and the lack of any guaranteed sources of FPGAs, DRAM and NAND flash supply expose us to several risks, including the inability to obtain an adequate supply of these important components, price increases, delivery delays and poor quality.

        Historical declines in customer demand and our revenues caused us to reduce our purchases of DRAM ICs and NAND flash. Such fluctuations could continue in the future. If we fail to maintain sufficient purchase levels with some suppliers, our ability to obtain supplies of raw materials may be impaired due to the practice of some suppliers to allocate their products to customers with the highest regular demand.

        Our customers qualify the FPGAs, DRAM ICs and NAND flash of our suppliers for use in their systems. If one of our suppliers should experience quality control problems, it may be disqualified by one or more of our customers. This would disrupt our supplies of FPGAs, DRAM ICs and NAND flash and reduce the number of suppliers available to us, and may require that we qualify a new supplier. If our suppliers are unable to produce qualification samples on a timely basis or at all, we could experience delays in the qualification process, which could have a significant impact on our ability to sell that product.

We may be unsuccessful in establishing and operating a licensing business.

        Although we intend to pursue an intellectual property-based licensing business in order to monetize our intellectual property rights, we are currently operating based on a products-based business model and we may never be successful in developing any licensing business. Although we may pursue an agreement with Samsung in the future to grant Samsung a commercial license to our NVDIMM-P technology pursuant to the terms of our JDLA with Samsung, we may never successfully enter into any such agreement with Samsung or any other third party. Further, the terms of any such agreements that we may reach with third party licensees are uncertain and may not provide significant royalty or other licensing revenues to us to justify our costs of developing and maintaining the licensed intellectual property or may otherwise include terms that are not favorable to us. Additionally, the pursuit of a licensing business would require by its nature that we relinquish certain of our rights to our technologies and intellectual property that we license to third parties, which could limit our ability to base our own products on such technologies or could reduce the economic value that we receive from such technologies and intellectual property. Additionally, the establishment of this new business may be more difficult or costly than expected and require additional personnel, investments and may be a significant distraction for management. In connection with any licensing business we may develop, our licenses and royalty revenue may be uncertain from period to period and we may be unable to attract sufficient licensing customers, which would materially and adversely affect our results of operations. Our ability to maintain or increase our license revenue will depend on a variety of factors, including novelty, utility, performance, quality, breadth and depth of our current and future intellectual property and technology, all as compared to that of our competitors, as well as our sales and marketing capabilities. Once secured, license revenue may be negatively affected by factors within and outside our control, including reductions in our customers' sales prices, sales volumes and the terms of such license arrangements. If we are not successful in achieving a licensing business, we may never recoup the costs associated with developing, maintaining, defending and enforcing our intellectual property portfolio and our financial condition would be harmed.

We may lose our competitive position if we are unable to timely and cost-effectively develop new or enhanced products that meet our customers' requirements and achieve market acceptance or technologies that we can monetize through licensing arrangements or otherwise.

        Our industry is characterized by intense competition, rapid technological change, evolving industry standards and rapid product obsolescence. Evolving industry standards and technological change or new, competitive technologies could render our existing products and technologies obsolete. Accordingly, our ability to compete in the future will depend in large part on our ability to identify and develop new or enhanced products and technologies on a timely and cost-effective basis, and to respond to changing customer requirements. In order to develop and introduce new or enhanced products and technologies, we need to:

  •
  identify and adjust to the changing requirements of our current and potential customers;

  •
  identify and adapt to emerging technological trends and evolving industry standards in our markets;

  •
  design and introduce cost-effective, innovative and performance-enhancing features that differentiate our products and technologies from those of our competitors;

  •
  develop relationships with potential suppliers of components required for these new or enhanced products and technologies;

  •
  qualify these products for use in our customers' products; and

  •
  develop and maintain effective marketing strategies.

        Our product development efforts are costly and inherently risky. It is difficult to foresee changes or developments in technology or anticipate the adoption of new standards. Moreover, once these changes or developments are identified, if at all, we will need to hire the appropriate technical personnel or retain third-party designers, develop the product, identify and eliminate design flaws, and manufacture the product in production quantities either in-house or through third-party manufacturers. As a result, we may not be able to successfully develop new or enhanced products or we may experience delays in the development and introduction of new or enhanced products. Delays in product development and introduction could result in the loss of, or delays in generating, net sales or other revenues and the loss of market share, as well as damage to our reputation. Even if we develop new or enhanced products or technologies, they may not meet our customers' requirements or gain market acceptance.

Our customers require that our products undergo a lengthy and expensive qualification process without any assurance of net sales.

        Our prospective customers generally make a significant commitment of resources to test and evaluate our memory subsystems prior to purchasing our products and integrating them into their systems. This extensive qualification process involves rigorous reliability testing and evaluation of our products, which may continue for nine months or longer and is often subject to delays. In addition to qualification of specific products, some of our customers may also require us to undergo a technology qualification if our product designs incorporate innovative technologies that the customer has not previously encountered. Such technology qualifications often take substantially longer than product qualifications and can take over a year to complete. Qualification by a prospective customer does not ensure any sales to that prospective customer. Even after successful qualification and sales of our products to a customer, changes in our products, our manufacturing facilities, our production processes or our component suppliers may require a new qualification process, which may result in additional delays.

        In addition, because the qualification process is both product specific and platform specific, our existing customers sometimes require us to re-qualify our products, or to qualify our new products, for use in new platforms or applications. For example, as our OEM customers transition from prior generation architectures to current generation architectures, we must design and qualify new products for use by those customers. In the past, the process of design and qualification has taken up to nine months to complete, during which time our net sales to those customers declined significantly. After our products are qualified, it can take several months before the customer begins production and we begin to generate net sales from such customer.

        Likewise, when our memory and NAND flash component vendors discontinue production of components, it may be necessary for us to design and qualify new products for our customers. Such customers may require of us or we may decide to purchase an estimated quantity of discontinued memory components necessary to ensure a steady supply of existing products until products with new components can be qualified. Purchases of this nature may affect our liquidity. Additionally, our estimation of quantities required during the transition may be incorrect, which could adversely impact our results of operations through lost revenue opportunities or charges related to excess and obsolete inventory.

        We must devote substantial resources, including design, engineering, sales, marketing and management efforts, to qualify our products with prospective customers in anticipation of sales. Significant delays in the qualification process could result in an inability to keep up with rapid technology change or new, competitive technologies. If we delay or do not succeed in qualifying a product with an existing or prospective customer, we will not be able to sell that product to that customer, which may result in our holding excess and obsolete inventory and harm our operating results and business.

Sales to a limited number of customers represent a significant portion of our net sales and the loss of, or a significant reduction in sales to, any one of these customers could materially harm our business.

        Sales to certain of our OEM customers have historically represented a substantial majority of our net product sales. Approximately 35% and 12% of our net product sales in the six months ended July 2, 2016 were to two customers, the largest of which was a new customer in 2016. Approximately 27% and 16% of our net product sales in the six months ended June 27, 2015 were to two customers, the largest of which has purchased few products and contributed only a small portion of our revenues during 2016 to date. The composition of major customers and their respective contributions to our net product sales have varied and will likely continue to vary from period to period as OEMs progress through the life cycle of the products they produce and sell. We do not have long-term agreements with any of our customers and, as such, any or all of them could decide at any time to discontinue, decrease or delay their purchase of our products. In addition, the prices that these customers pay for our products could change at any time. Further, we may not be able to sell some products developed for one customer to a different customer because our products are often designed to address specific customer requirements, and even if we are able to sell these products to another customer, our margin on such products may be reduced. Additionally, while we may not be contractually obligated to accept returned products, we may determine that it is in our best interest to accept returns from certain large or key customers in order to maintain good relations with them, and such additional returns could negatively impact our operating results. Moreover, because a few customers account for a substantial portion of our net sales, the failure of any one of these customers to pay on a timely basis would negatively impact our cash flow. As a result, the loss of any of our customers, or a significant reduction in sales to difficulties in collecting payment from any of them, could significantly reduce our net sales and adversely affect our operating results.

        Our ability to maintain or increase our net sales to our key customers depends on a variety of factors, many of which are beyond our control. These factors include our customers' continued sales of servers and other computing systems that incorporate our memory subsystems and our customers' continued incorporation of our products into their systems. Because of these and other factors, net sales to these customers may not continue and the amount of such net sales may not reach or exceed historical levels in any future period.

A limited number of relatively large potential customers dominate the markets for our products.

        Our target markets are characterized by a limited number of large companies. Consolidation in one or more of our target markets may further increase this industry concentration. As a result, we anticipate that sales of our products will continue to be concentrated among a limited number of large customers in the foreseeable future. We believe that our financial results will depend in significant part on our success in establishing and maintaining relationships with, and effecting substantial sales to, these potential customers. Even if we establish and successfully maintain these relationships, our financial results will be largely dependent on these customers' sales and business results.

If a standardized memory solution that addresses the demands of our customers is developed, our net sales and market share may decline.

        Many of our memory subsystems are specifically designed for our OEM customers' high-performance systems. In a drive to reduce costs and assure supply of their memory module demand, our OEM customers may endeavor to design Joint Electron Device Engineering Council ("JEDEC") standard DRAM modules into their new products. Although we also manufacture JEDEC modules, this trend could reduce the demand for our higher priced customized memory solutions, which would have a negative impact on our financial results. In addition, the adoption of a JEDEC standard module instead of a previously custom module might allow new competitors to participate in a share of our customers' memory module business that previously belonged to us.

        If our OEM customers were to adopt JEDEC standard modules, our future business may be limited to identifying the next generation of high-performance memory demands of OEM customers and developing solutions that address such demands. Until fully implemented, any next generation of products may constitute a significantly smaller market, which would reduce our net sales and market share.

We may not be able to maintain our competitive position because of the intense competition in our targeted markets.

        Our products are primarily targeted for the server, high-performance computing and communications markets. These markets are intensely competitive, as numerous companies vie for business opportunities at a limited number of large OEMs. We face competition from DRAM suppliers, memory module providers and logic suppliers for many of our products, including NVvault and HyperCloud. Additionally, if and to the extent we enter new markets or pursue licensing arrangements to monetize our technologies and intellectual property portfolio, we may face competition from a large number of competitors that produce solutions utilizing similar or competing technologies.

        Some of our customers and suppliers may have proprietary products or technologies that are competitive with our products, or could develop internal solutions or enter into strategic relationships with, or acquire, existing high-density memory module providers. Any of these actions could reduce our customers' demand for our products. Some of our significant suppliers of memory integrated circuits may be able to manufacture competitive products at lower costs by leveraging internal efficiencies, or could choose to reduce our supply of memory integrated circuits, adversely affecting our ability to manufacture our memory subsystems on a timely basis, if at all.

        Certain of our competitors have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer standing relationships with customers and suppliers. Some of our competitors may also have a greater ability to influence industry standards than we do, as well as more extensive patent portfolios.

        Our ability to compete in our current target markets and in future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products, reduce their prices and introduce new or enhanced technologies that may offer greater performance and improved pricing. If we are unable to match or exceed the improvements made by our competitors, our market position would deteriorate and our net sales would decline. In addition, our competitors may develop future generations and enhancements of competitive products that may render our technologies obsolete or uncompetitive.

If we fail to protect our proprietary rights, our customers or our competitors might gain access to our proprietary designs, processes and technologies, which could adversely affect our operating results.

        We rely on a combination of patent protection, trade secret laws and restrictions on disclosure to protect our intellectual property rights. We have submitted a number of patent applications regarding our proprietary processes and technology. It is not certain when or if any of the claims in the remaining applications will be allowed. As of July 2, 2016, we had 63 U.S. and foreign patents issued and over 38 pending applications worldwide. We intend to continue filing patent applications with respect to most of the new processes and technologies that we develop. However, patent protection may not be available for some of these processes or technologies.

        It is possible that our efforts to protect our intellectual property rights may not:

  •
  prevent challenges to, or the invalidation or circumvention of, our existing intellectual property rights;

  •
  prevent our competitors from independently developing similar products or technologies, duplicating our products or technologies or designing around any patents that may be issued to us;

  •
  prevent disputes with third parties regarding ownership of our intellectual property rights;

  •
  prevent disclosure of our trade secrets and know-how to third parties or into the public domain;

  •
  result in valid patents, including international patents, from any of our pending or future applications; or

  •
  otherwise adequately protect our intellectual property rights.

        Others may attempt to reverse engineer, copy or otherwise obtain and use our proprietary technologies without our consent. Monitoring the unauthorized use of our technologies is difficult. We cannot be certain that the steps we have taken will prevent the unauthorized use of our technologies. This is particularly true in foreign countries, such as the People's Republic of China ("PRC"), where we have established a manufacturing facility and where the laws may not protect our proprietary rights to the same extent as applicable U.S. laws.

        If some or all of the claims in our patent applications are not allowed, or if any of our intellectual property protections are limited in scope by the USPTO or our foreign patents being subjected to invalidation proceedings with their respective authorities, or by a court or circumvented by others, we could face increased competition with regard to our products and be unable to execute on our strategy of monetizing our intellectual property. Increased competition or an inability to monetize our intellectual property could significantly harm our business, our operating results and prospects. Currently four of our patents are the subject of Inter Partes Reexamination proceedings with the

USPTO, or appeals therefrom, and we cannot assure you that any of these proceedings will result in an outcome favorable to us.

Our operating results may be adversely impacted by worldwide economic and political uncertainties and specific conditions in the markets we address, including the cyclical nature of and volatility in the memory market and semiconductor industry.

        Adverse changes in domestic and global economic and political conditions have made it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and these conditions have caused and could continue to cause U.S. and foreign businesses to slow spending on our products and services, which would further delay and lengthen sales cycles. In addition, sales of our products are dependent upon demand in the computing, networking, communications, printer, storage and industrial markets. These markets have been cyclical and are characterized by wide fluctuations in product supply and demand. These markets have also experienced significant downturns, often connected with, or in anticipation of, maturing product cycles, reductions in technology spending and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and the erosion of average selling prices and may result in reduced willingness of potential licensees to enter into license agreements with us.

        We may experience substantial period-to-period fluctuations in operating results due to factors affecting the computing, networking, communications, printers, storage and industrial markets. A decline or significant shortfall in demand in any one of these markets could have a material adverse effect on the demand for our products and as a result, our sales would likely decline. In addition, because many of our costs and operating expenses are relatively fixed, if we are unable to control our expenses adequately in response to reduced sales, our gross margins, operating income and cash flow would be negatively impacted.

        During challenging economic times our customers may face issues gaining timely access to sufficient credit, which could impair their ability to make timely payments to us. If that were to occur, we may be required to increase our allowance for doubtful accounts and our ability to timely collect payments would be negatively impacted. Furthermore, our vendors may face similar issues gaining access to credit, which may limit their ability to supply components or provide trade credit to us. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, either worldwide or in the memory market and related semiconductor industry. If the economy or markets in which we operate do not improve or if conditions worsen, our business, financial condition and results of operations will likely be materially and adversely affected. Additionally, the combination of our lengthy sales cycle coupled with challenging macroeconomic conditions could compound the negative impact on the results of our operations.

Our lack of a significant backlog of unfilled orders, and the difficulty inherent in estimating customer demand, makes it difficult to forecast our short-term production requirements to meet that demand, and any failure to optimally calibrate our production capacity and inventory levels to meet customer demand could adversely affect our revenues, gross margins and earnings.

        We make significant decisions regarding the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements based on our estimates of customer requirements. We do not have long-term purchase agreements with any of our customers. Instead, our customers often place purchase orders no more than two weeks in advance of their desired delivery date, and these purchase orders generally have no cancellation or rescheduling penalty provisions. The short-term nature of commitments by many of our customers, the fact that our customers may cancel or defer purchase orders for any reason, and the possibility of unexpected changes in demand for our customers' products each reduce our ability to accurately estimate future customer requirements for our products. This fact, combined with the quick turn-around times that apply to each order, makes it difficult to forecast our production needs and allocate production capacity efficiently. As a result, we attempt to forecast the demand for the DRAM ICs, NAND flash and other components needed to manufacture our products, but any such forecasts could turn out to be wrong. Further, lead times for components vary significantly and depend on various factors, such as the specific supplier and the demand and supply for a component at a given time.

        Our production expense and component purchase levels are based in part on our forecasts of our customers' future product requirements and to a large extent are fixed in the short term. As a result, we likely would be unable to adjust spending on a timely basis to compensate for any unexpected shortfall in customer orders. If we overestimate customer demand, we may have excess raw material inventory of DRAM ICs and NAND flash. If there is a subsequent decline in the prices of DRAM ICs or NAND flash, the value of our inventory will fall. As a result, we may need to write-down the value of our DRAM IC or NAND flash inventory, which may result in a significant decrease in our gross margin and financial condition. Also, to the extent that we manufacture products in anticipation of future demand that does not materialize, or in the event a customer cancels or reduces outstanding orders, we could experience an unanticipated increase in our finished goods inventory. In the past, we have had to write-down inventory due to obsolescence, excess quantities and declines in market value below our costs. Any significant shortfall of customer orders in relation to our expectations could hurt our operating results, cash flows and financial condition.

        Also, any rapid increases in production required by our customers could strain our resources and reduce our margins. If we underestimate customer demand, we may not have sufficient inventory of DRAM ICs and NAND flash on hand to manufacture enough product to meet that demand. We also may not have sufficient manufacturing capacity at any given time to meet our customers' demands for rapid increases in production. These shortages of inventory and capacity would lead to delays in the delivery of our products, and we could forego sales opportunities, lose market share and damage our customer relationships.

        In addition, we recently agreed to resell certain Samsung products to end customers who Samsung does not reach in their distribution model. This includes small to medium storage customers, appliance customers, system builders, and cloud and datacenter customers. However, there is no guarantee that there is sufficient demand from end customers for these products, and the lack of sales of these products may adversely impact our financial conditions and results of operations. Furthermore, these products generally carry lower gross margin than our own products, therefore a substantial increase in the resale of these products may reduce our overall gross profit margins.

Declines in our average sales prices, driven by volatile prices for DRAM ICs and NAND flash, among other factors, may result in declines in our revenues and gross profit.

        Our industry is competitive and historically has been characterized by declines in average sales price, based in part on the market price of DRAM ICs and NAND flash, which have historically constituted a substantial portion of the total cost of our memory subsystems. Our average sales prices may decline due to several factors, including overcapacity in the worldwide supply of DRAM and NAND flash memory components as a result of worldwide economic conditions, increased manufacturing efficiencies, implementation of new manufacturing processes and expansion of manufacturing capacity by component suppliers.

        Once our prices with a customer are negotiated, we are generally unable to revise pricing with that customer until our next regularly scheduled price adjustment. Consequently, we are exposed to the risks associated with the volatility of the price of DRAM ICs and NAND flash during that period. If the market prices for DRAM ICs and NAND flash increase, we generally cannot pass the price increases on to our customers for products purchased under an existing purchase order. As a result, our cost of sales could increase and our gross margins could decrease. Alternatively, if there are declines in the price of DRAM ICs and NAND flash, we may need to reduce our selling prices for subsequent purchase orders, which may result in a decline in our expected net sales.

        In addition, since a large percentage of our sales are to a small number of customers that are primarily distributors and large OEMs, these customers have exerted, and we expect they will continue to exert, pressure on us to make price concessions. If not offset by increases in volume of sales or the sales of newly-developed products with higher margins, decreases in average sales prices would likely have a material adverse effect on our business and operating results.

If the supply of component materials used to manufacture our products is interrupted or if our inventory becomes obsolete, our results of operations and financial condition could be adversely affected.

        We use consumables and other components, including PCBs to manufacture our memory subsystems. We sometimes procure PCBs and other components from single or limited sources to take advantage of volume pricing discounts. Material shortages or transportation problems could interrupt the manufacture of our products. These delays in manufacturing could adversely affect our results of operations.

        Frequent technology changes and the introduction of next-generation products also may result in the obsolescence of other items of inventory, such as our custom-built PCBs, which could reduce our net sales and gross margin and adversely affect our operating performance and financial condition.

A prolonged disruption of our manufacturing facility could have a material adverse effect on our business, financial condition and results of operations.

        We maintain a manufacturing facility in the PRC for producing most of our products, which allows us to utilize our materials and processes, protect our intellectual property and develop the technology for manufacturing. A prolonged disruption or material malfunction of, interruption in or the loss of operations at our manufacturing facility or the failure to maintain a sufficient labor force at such facility could require us to rely on third parties for our manufacturing needs, which generally increases our manufacturing costs and decreases our profit margins and could limit our capacity to meet customer demand and delay new product development until a replacement facility and equipment, if necessary, were secured. The replacement of the manufacturing facility could take an extended amount of time before manufacturing operations could restart. The potential delays and costs resulting from these steps could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to manufacture our products efficiently, our operating results could suffer.

        We must continuously review and improve our manufacturing processes in an effort to maintain satisfactory manufacturing yields and product performance, to lower our costs and to otherwise remain competitive. As we manufacture more complex products, the risk of encountering delays or difficulties increases. The start-up costs associated with implementing new manufacturing technologies, methods and processes, including the purchase of new equipment, and any resulting manufacturing delays and inefficiencies, could negatively impact our results of operations.

        If we need to add manufacturing capacity, an expansion of our existing manufacturing facility or establishment of a new facility could be subject to factory audits by our customers. Any delays or unexpected costs resulting from this audit process could adversely affect our net sales and results of operations. In addition, we cannot be certain that we would be able to increase our manufacturing capacity on a timely basis or meet the standards of any applicable factory audits.

We depend on third-parties to design and manufacture custom components for some of our products.

        Significant customized components, such as ASICs, that are used in HyperCloud and some of our other products are designed and manufactured by third parties. The ability and willingness of such third parties to perform in accordance with their agreements with us is largely outside of our control. If one or more of our design or manufacturing partners fails to perform its obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market or deliver products to our customers, as well as our reputation, could suffer. In the event of any such failures, we may have no readily available alternative source of supply for such products, since, in our experience, the lead time needed to establish a relationship with a new design and/or manufacturing partner is at least 12 months, and the estimated time for our OEM customers to re-qualify our product with components from a new vendor ranges from four to nine months. If we need to replace one of our manufacturers, we may not be able to redesign, or cause to have redesigned, our customized components to be manufactured by the new manufacturer in a timely manner, and we could infringe on the intellectual property of our current design or manufacturing partner when we redesign the custom components or cause such components to be redesigned by the new manufacturer. A manufacturing disruption experienced by our manufacturing partners, the failure of our manufacturing partners to dedicate adequate resources to the production of our products, the financial instability of our manufacturing or design partners, or any other failure of our design or manufacturing partners to perform according to their agreements with us would have a material adverse effect on our business, financial condition and results of operations.

        We have many other risks due to our dependence on third-party manufacturers, including: reduced control over delivery schedules, quality, manufacturing yields and cost; the potential lack of adequate capacity during periods of excess demand; limited warranties on products supplied to us; and potential misappropriation of our intellectual property. We are dependent on our manufacturing partners to manufacture products with acceptable quality and manufacturing yields, to deliver those products to us on a timely basis and to allocate a portion of their manufacturing capacity sufficient to meet our needs. Although our products are designed using the process design rules of the particular manufacturers, our manufacturing partners may not be able to achieve or maintain acceptable yields or deliver sufficient quantities of components on a timely basis or at an acceptable cost. Additionally, our manufacturing partners may not continue to devote adequate resources to produce our products or continue to advance the process design technologies on which the qualification and manufacturing of our products are based.

If our products do not meet the quality standards of our customers, we may be forced to stop shipments of products until the quality issues are resolved.

        Our customers require our products to meet strict quality standards. Should our products not meet such standards, our customers may discontinue purchases from us until we are able to resolve the quality issues that are causing us to not meet the standards. Such "quality holds" could have a significant adverse impact on our revenues and operating results.

If our products are defective or are used in defective systems, we may be subject to warranty, product recalls or product liability claims.

        If our products are defectively manufactured, contain defective components or are used in defective or malfunctioning systems, we could be subject to warranty and product liability claims and product recalls, safety alerts or advisory notices. While we have product liability insurance coverage, it may not be adequate to satisfy claims made against us. We also may be unable to obtain insurance in the future at satisfactory rates or in adequate amounts.

        Although we generally attempt to contractually limit our exposure to incidental and consequential damages, if these contract provisions are not enforced or are unenforceable or if liabilities arise that are not effectively limited, we could incur substantial costs in defending or settling product liability claims.

        Warranty and product liability claims or product recalls, regardless of their ultimate outcome, could have an adverse effect on our business, financial condition and reputation, and on our ability to attract and retain customers. In addition, we may determine that it is in our best interest to accept product returns in circumstances where we are not contractually obligated to do so in order to maintain good relations with our customers. Accepting product returns may negatively impact our operating results.

We may become involved in non-patent related litigation and administrative proceedings that may materially adversely affect us.

        From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management's attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of these actions could have a material adverse effect on our business, results of operations and financial condition.

If we are required to obtain licenses to use third-party intellectual property and we fail to do so, our business could be harmed.

        Although some of the components used in our final products contain the intellectual property of third parties, we believe that our suppliers bear the sole responsibility to obtain any rights and licenses to such third-party intellectual property. While we have no knowledge that any third-party licensor disputes our belief, we cannot assure you that disputes will not arise in the future. The operation of our business and our ability to compete successfully depends significantly on our continued operation without claims of infringement or demands resulting from such claims, including demands for payments of money in the form of, for example, ongoing licensing fees.

        We are also developing new products that we intend to launch in new customer markets. Similar to our current products, we may use components in these new products that contain the intellectual property of third parties. While we plan to exercise precautions to avoid infringing on the intellectual property rights of third parties, disputes regarding intellectual property ownership could arise.

        If it is determined that we are required to obtain inbound licenses and we fail to obtain licenses, or if such licenses are not available on economically feasible terms, then we would be forced to redesign the applicable product without the infringing component, which may be costly or not possible, or we may be forced to cease all manufacture and sales of the applicable product. Any such outcome would harm our business, operating results and financial condition.

The flash memory market is constantly evolving and competitive, and we may not have rights to manufacture and sell certain types of products utilizing emerging flash formats, or we may be required to pay a royalty to sell products utilizing these formats.

        The flash-based storage market is constantly undergoing rapid technological change and evolving industry standards. Many consumer devices, such as digital cameras, PDAs and smartphones, are transitioning to emerging flash memory formats, such as the Memory Stick and xD Picture Card formats, which we do not currently manufacture and do not have rights to manufacture. Although we do not currently serve the consumer flash market, it is possible that certain OEMs may choose to adopt these higher-volume, lower-cost formats. This could result in a decline in demand, on a relative basis, for other products that we manufacture, such as CompactFlash, SD and embedded USB drives. If we decide to manufacture flash memory products utilizing emerging formats, we would be required to secure licenses to give us the right to manufacture such products that may not be available at reasonable rates or at all. If we are not able to supply flash card formats at competitive prices or if we were to have product shortages, our net sales could be adversely impacted and our customers would likely cancel orders or seek other suppliers to replace us.

Our indemnification obligations for the infringement by our products of the intellectual property rights of others could require us to pay substantial damages.

        As is common in our industry, we have in effect a number of agreements in which we have agreed to defend, indemnify and hold harmless our customers and suppliers from damages and costs that may arise from the infringement by our products of third-party patents, trademarks or other proprietary rights. The scope of such indemnity varies, but may, in some instances, include indemnification for damages and expenses, including attorneys' fees. Our insurance does not cover intellectual property infringement. The term of these indemnification agreements is generally perpetual after execution of the applicable agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We may periodically have to respond to claims and litigate these types of indemnification obligations. Although our suppliers may bear responsibility for the intellectual property inherent in the components they sell to us, they may lack the financial ability to stand behind such indemnities. Additionally, it may be costly to enforce any indemnifications that they have granted to us. Accordingly, any indemnification claims by customers could require us to incur significant legal fees and could potentially result in the payment of substantial damages, either of which could result in a material adverse effect on our business and results of operations.

We depend on a few key employees, and if we lose the services of any of these employees or are unable to attract and retain other qualified personnel, our business could be harmed.

        To date, we have been highly dependent on the experience, relationships and technical knowledge of certain key employees. We believe that our future success will be dependent on our ability to retain the services of these key employees, develop their successors, reduce our reliance on them, and properly manage the transition of their roles should departures occur. The loss of these key employees or their inability to provide their services could delay the development and introduction of, and negatively impact our ability to sell, our products and otherwise harm our business. We do not have employment agreements with any of these key employees other than Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board. We maintain "Key Man" life insurance on Chun K. Hong; however, we do not carry "Key Man" life insurance on any of our other key employees.

        Our future success also depends on our ability to attract, retain and motivate highly skilled engineering, manufacturing, and other technical and sales personnel. Competition for experienced personnel is intense. We may not be successful in attracting new engineers or other technical personnel or in retaining or motivating our existing personnel. If we are unable to hire and retain engineers with the skills necessary to keep pace with the evolving technologies in our markets, our ability to continue to provide our current products and to develop new or enhanced products will be negatively impacted, which would harm our business. In addition, a general shortage of experienced engineers could lead to increased recruiting, relocation and compensation costs for such engineers, which may exceed our expectations and resources. These increased costs may make hiring new engineers difficult or may increase our operating expenses.

        Historically, a significant portion of our workforce has consisted of contract personnel. We invest considerable time and expense in training these contract employees. We may experience high turnover rates in our contract employee workforce, which may require us to expend additional resources in the future. If we convert any of these contract employees into permanent employees, we may have to pay finder's fees to the contract agency.

We rely on third-party manufacturers' representatives to sell our products and the failure of these manufacturers' representatives to perform as expected could reduce our sales.

        We sell some of our products to customers through manufacturers' representatives. We are unable to predict the extent to which our manufacturers' representatives will be successful in marketing and selling our products. Moreover, many of our manufacturers' representatives also market and sell other, potentially competing products. Our representatives may terminate their relationships with us at any time. Our future performance will also depend, in part, on our ability to attract additional manufacturers' representatives that will be able to market and support our products effectively, especially in markets in which we have not previously distributed our products. If we cannot retain our current manufacturers' representatives or recruit additional or replacement manufacturers' representatives, our sales and operating results will be harmed.

Economic, political and other risks associated with international sales and operations expose us to significant risks.

        Since 2009, most of our world-wide manufacturing production has been performed at our manufacturing facility in the PRC. Language and cultural differences, as well as the geographic distance from our headquarters in Irvine, California, further compound the difficulties of running a manufacturing operation in the PRC. Our management has limited experience in creating or overseeing foreign operations, and the ongoing management of our PRC facility may require our management team to divert substantial amounts of their time, particularly if we encounter operational difficulties or manufacturing disruptions at our PRC facility. We may not be able to maintain control over product quality, delivery schedules, manufacturing yields and costs. Furthermore, the costs related to having excess capacity have in the past and may in the future continue to have an adverse impact on our gross margins and operating results.

        We manage a local workforce that may subject us to regulatory uncertainties. Changes in the labor laws of the PRC could increase the cost of employing the local workforce. The increased industrialization of the PRC, as well as general economic and political conditions in the PRC, could also increase the price of local labor. Any or all combination of these factors could negatively impact the cost savings we currently enjoy from having our manufacturing facility in the PRC.

Economic, political and other risks associated with international sales and operations could adversely affect our net sales.

        Part of our growth strategy involves making sales to foreign corporations and delivering our products to facilities located in foreign countries. To facilitate this process and to meet the long-term projected demand for our products, we have established a manufacturing facility in the PRC, which performs most of our worldwide manufacturing production. Selling and manufacturing in foreign countries subjects us to additional risks not present with our domestic operations, as we are operating in business and regulatory environments in which we have limited previous experience. Further, the geographic distance from our headquarters in Irvine, California, compounds the difficulties of running a manufacturing operation in the PRC. We will need to continue to overcome language and cultural barriers to effectively conduct our operations in these environments. Changes in the labor laws of the PRC could increase the cost of employing the local workforce. The increased industrialization of the PRC, as well as general economic and political conditions in the PRC, could also increase the price of local labor. Any of these factors could negatively impact the cost savings we experience from locating our manufacturing facility in the PRC. Our management has limited experience creating or overseeing foreign operations, and the ongoing management of our PRC facility may require our management team to divert substantial amounts of their time, particularly if we encounter operational difficulties or manufacturing disruptions at our PRC facility. We may not be able to maintain control over product quality, delivery schedules, manufacturing yields and costs.

        In addition, the economies of the PRC and other countries have been highly volatile in the past, resulting in significant fluctuations in local currencies and other instabilities. These instabilities affect a number of our customers and suppliers in addition to our own foreign operations.

        In the future, some of our net sales may be denominated in Chinese Renminbi ("RMB"). The Chinese government controls the procedures by which RMB is converted into other currencies, and conversion of RMB generally requires government consent. As a result, RMB may not be freely convertible into other currencies at all times. If the Chinese government institutes changes in currency conversion procedures, or imposes restrictions on currency conversion, those actions may negatively impact our operations and could reduce our operating results. In addition, fluctuations in the exchange rate between RMB and U.S. dollars may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. These fluctuations may also adversely affect the comparability of our period-to-period results. If we decide to declare dividends and repatriate funds from our Chinese operations, we will be required to comply with the procedures and regulations of applicable Chinese law. Any changes to these procedures and regulations, or our failure to comply with these procedures and regulations, could prevent us from making dividends and repatriating funds from our Chinese operations, which could adversely affect our financial condition. If we are able to make dividends and repatriate funds from our Chinese operations, these dividends would be subject to U.S. corporate income tax.

        International turmoil and the threat of future terrorist attacks, both domestically and internationally, have contributed to an uncertain political and economic climate, both in the United States and globally, and have negatively impacted the worldwide economy. The occurrence of one or more of these instabilities could adversely affect our foreign operations and some of our customers or suppliers, which could adversely affect our net sales. In addition, our failure to meet applicable regulatory requirements or overcome cultural barriers could result in production delays and increased turn-around times, which would adversely affect our business.

        Our international sales are subject to other risks, including regulatory risks, tariffs and other trade barriers, timing and availability of export licenses, political and economic instability, difficulties in accounts receivable collections, difficulties in managing distributors, lack of a significant local sales presence, difficulties in obtaining governmental approvals, compliance with a wide variety of complex foreign laws and treaties and potentially adverse tax consequences. In addition, the United States or foreign countries may implement quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products, leading to a reduction in sales and profitability in that country.

Our operations could be disrupted by power outages, natural disasters or other factors.

        Due to the geographic concentration of our manufacturing operations in our PRC facility and the operations of certain of our suppliers, a disruption resulting from equipment failure, power failures, quality control issues, human error, government intervention or natural disasters, including earthquakes and floods, could interrupt or interfere with our manufacturing operations and consequently harm our business, financial condition and results of operations. Such disruptions would cause significant delays in shipments of our products and adversely affect our operating results. In July 2014, our PRC facility suffered water damage as a result of heavy rain and floods, which forced us to temporarily halt manufacturing at the facility while necessary repairs or replacements were made to the facility and to certain of our manufacturing equipment. This incident caused us to incur additional expenses as we shifted our manufacturing activities to a third-party manufacturing facility in the PRC to enable us to mitigate the disruption in shipments to our customers. While we believe we have contained the disruptions we expect that our relationships with our key customers could be materially harmed if we incur additional manufacturing disruptions in the future. While we were able to favorably resolve our claim with our insurance carrier, similar events could occur in the future and, in such event, we may not be able to secure alternative manufacturing capabilities if manufacturing at our PRC facility is disrupted.

Difficulties with our global information technology systems and/or unauthorized access to such systems, could harm our business.

        Any failure or malfunctioning of our global information technology system, errors or misuse by system users, difficulties in migrating standalone systems to our centralized systems, or inadequacy of the system in addressing the needs of our operations could disrupt our ability to timely and accurately manufacture and ship products, which could have a material adverse effect on our business, financial condition and results of operations. Any such failure, errors, misuse or inadequacy could also disrupt our ability to timely and accurately process, report and evaluate key operations metrics and key components of our results of operations, financial position and cash flows. Any such disruptions would likely divert our management and key employees' attention away from other business matters. Any disruptions or difficulties that may occur in connection with our global information technology system could also adversely affect our ability to complete important business process, such as maintenance of our disclosure controls and procedures and evaluation of our internal control over financial reporting and attestation activities pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

        In connection with our daily business transactions, we store data about our business, including certain customer data, on our global information technology systems. While our systems are designed with security measures to prevent unauthorized access, third parties may gain unauthorized access to our systems. This unauthorized access could be the result of intentional misconduct by computer hackers, employee error, employee malfeasance or other causes. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our information technology system for the purpose of sabotage or to access our data, including our and our customers' intellectual property and other confidential business information. Because the techniques used to obtain unauthorized access to information technology systems evolve frequently and generally are not recognized until successful, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in disruption to our business, misappropriation or loss of data, loss of confidence in us by our customers, damage to our reputation, legal liability and a negative impact on our sales.

Our failure to comply with environmental laws and regulations could subject us to significant fines and liabilities or cause us to incur significant costs.

        We are subject to various and frequently changing U.S. federal, state and local and foreign governmental laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. In particular, some of our manufacturing processes may require us to handle and dispose of hazardous materials from time to time. For example, in the past our manufacturing operations have used lead-based solder in the assembly of our products. Today, we use lead-free soldering technologies in our manufacturing processes, as this is required for products entering the European Union. We could incur substantial costs, including clean-up costs, civil or criminal fines or sanctions and third-party claims for property damage or personal injury as a result of violations of, or noncompliance with, environmental laws and regulations. Although we have not incurred significant costs to date to comply with these laws and regulations, new laws or changes to current laws and regulations to make them more stringent could require us to incur significant costs to remain in compliance.

Regulations related to "conflict minerals" may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

        In August 2012, the SEC adopted a rule requiring disclosure of specified minerals, known as conflict materials, that are necessary to the functionality or production of products manufactured or contracted to be manufactured by public companies. The rule requires companies to verify and disclose whether or not such minerals originate from the Democratic Republic of Congo or an adjoining country. To comply with this rule, we are required to conduct a reasonable country of origin inquiry each year and, depending on the results of that inquiry, we may be required to exercise due diligence on the source and chain of custody of conflict minerals contained in our products. Such due diligence must conform to a nationally or internationally recognized due diligence framework. We are required to file a disclosure report with the SEC in May of each year relating to the preceding calendar year.

        The due diligence activities required to determine the source and chain of custody of minerals contained in our products are time consuming and may result in significant costs. Due to the size and complexity of our supply chain, we face significant challenges in verifying the origins of the minerals used in our products. Further, this rule could affect the availability in sufficient quantities and at competitive prices of certain minerals used in the manufacture of our products, including tantalum, tin, gold and tungsten. There may be only limited number of sources of "conflict-free" minerals, which could result in increased material and component costs, as well as additional costs associated with potential changes to our products, processes or sources of supply.

        If we are unable to sufficiently verify the origin of the minerals used in our products through the due diligence measures that we implement, or if we are unable to obtain an audit report each year that concludes that our due diligence measures are in conformity with the criteria set forth in the relevant due diligence framework, our reputation could be harmed. In addition, we may not be able to satisfy customers who require that our products be certified as "conflict-free," which could place us at a competitive disadvantage.

Our internal control over financial reporting may not be effective, which could have a significant and adverse effect on our business.

        Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, which we collectively refer to as Section 404, require us to evaluate our internal controls over financial reporting to allow management to report on these internal control as of the end of each year. Effective internal controls are necessary for us to produce reliable financial reports and are important in our effort to prevent financial fraud. In the course of our Section 404 evaluations, we may identify conditions that may result in significant deficiencies or material weaknesses and we may conclude that enhancements, modifications or changes to our internal controls are necessary or desirable. Implementing any such changes would divert the attention of our management, could involve significant costs, and may negatively impact our results of operations.

        We note that there are inherent limitations on the effectiveness of internal controls, as they cannot prevent collusion, management override or failure of human judgment. If we fail to maintain an effective system of internal controls or if management or our independent registered public accounting firm were to discover material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, which could harm our financial condition and results of operations, result in a loss of investor confidence and negatively impact our stock price.

If we do not effectively manage any future growth we may experience, our resources, systems and controls may be strained and our results of operations may suffer.

        Any future growth we may experience could strain our resources, management, information and telecommunication systems and operational and financial controls. To manage future growth effectively, including any expansion of volume in our manufacturing facility in the PRC, we must be able to improve and expand our systems and controls. We may not be able to do this in a timely or cost-effective manner, and our current systems and controls may not be adequate to support our future operations. In addition, our officers have relatively limited experience in managing a rapidly growing business. As a result, they may not be able to provide the guidance necessary to manage future growth or maintain future market position. Any failure to manage any growth we may experience or improve or expand our existing systems and controls, or unexpected difficulties in doing so, could harm our business.

If we acquire businesses or technologies or pursue other strategic transactions in the future, these transactions could disrupt our business and harm our operating results and financial condition.

        We will evaluate opportunities to acquire businesses or technologies or pursue other strategic transactions, including collaboration or joint development arrangements such as our JDLA with Samsung that might complement our current product offerings or enhance our intellectual property portfolio or technical capabilities. We have no experience in acquiring other businesses or technologies. Acquisitions and other strategic transactions entail a number of risks that could adversely affect our business and operating results, including, among others:

  •
  difficulties in integrating the operations, technologies or products of the acquired companies or working with third parties with which we may partner on joint development or collaboration relationships;

  •
  the diversion of management's time and attention from the normal daily operations of the business;

  •
  insufficient increases in net sales to offset increased expenses associated with acquisitions or strategic transactions;

  •
  difficulties in retaining business relationships with suppliers and customers;

  •
  overestimation of potential synergies or a delay in realizing those synergies;

  •
  entering markets in which we have no or limited experience and in which competitors have stronger market positions; and

  •
  the potential loss of key employees of our or any acquired companies.

        Future acquisitions or other strategic transactions also could cause us to incur debt or be subject to contingent liabilities. In addition, acquisitions could cause us to issue equity or debt securities that could dilute the ownership interests of our existing stockholders or increase our leverage relative to our earnings or to our equity capitalization. Furthermore, acquisitions or other strategic transactions may result in material charges or adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred stock-based compensation expense and identifiable purchased intangible assets or impairment of goodwill, any or all of which could negatively affect our results of operations.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.58 per share in the net tangible book value of the common stock, based on an assumed offering price of $1.76 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on September 6, 2016. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

        We currently anticipate using the net proceeds from this offering to accelerate our patent monetization campaign, to commercialize HybriDIMM, and for general corporate purposes, including working capital and other general and administrative purposes. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may also be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Our results of operations fluctuate significantly and are difficult to predict, and any failure to meet investor or analyst expectations of our performance could cause the price of our common stock to decline.

        Our operating results have varied significantly in the past and will continue to fluctuate from quarter-to-quarter or year-to-year in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these quarterly and annual fluctuations include, among other, those described in the risk factors in this prospectus. Due to the various factors described herein and others, the results of any prior quarterly or annual periods should not be relied upon as an indication of our future operating performance. If our quarterly results of operations fall below the expectations of securities analysts or investors, the price of our common stock could decline substantially. As a result of the significant fluctuations of our operating results in prior periods, period-to-period comparisons of our operating results may not be meaningful and investors in our common stock should not rely on the results of any one quarter as an indicator of future performance.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

        As of September 6, 2016, approximately 10.91% of our outstanding common stock was held by our affiliates, including 9.74% held by Chun K. Hong, our Chief Executive Officer and Chairman of our board of directors. As a result, Mr. Hong has the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of Mr. Hong.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

        Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of provisions which are included in our certificate of incorporation and bylaws, each as amended:

  •
  our board of directors is authorized, without prior stockholder approval, to designate and issue preferred stock, commonly referred to as "blank check" preferred stock, with rights senior to those of our common stock;

  •
  stockholder action by written consent is prohibited;

  •
  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements; and

  •
  our board of directors is expressly authorized to make, alter or repeal our bylaws.

        In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation and bylaws and of Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could prevent the consummation of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

The price of and volume in trading of our common stock has and may continue to fluctuate significantly.

        Our common stock has been publicly traded since November 2006. The price of our common stock and the trading volume of our shares are volatile and have in the past fluctuated significantly. This volatility could continue and an active trading market in our common stock may never develop or be sustained. The market price at which our common stock trades may be influenced by many factors, including, among others, the following:

  •
  our operating and financial performance and prospects, including our ability to achieve and sustain profitability in the future;

  •
  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

  •
  investor perception of us and the industry in which we operate;

  •
  the availability and level of research coverage of and market making in our common stock;

  •
  changes in earnings estimates or buy/sell recommendations by analysts;

  •
  announcement of significant partnership arrangement or legal proceedings, including patent infringement actions;

  •
  sales of our newly issued common stock or other securities associated with our shelf registration statement;

  •
  general financial and other market conditions; and

  •
  changing and recently volatile domestic and international economic conditions.

        In addition, shares of our common stock and the public stock markets in general, have experienced, and may continue to experience, extreme price and trading volume volatility. These fluctuations may adversely affect the market price of our common stock and a stockholder's ability to sell their shares into the market at the desired time or at the desired price.

        In 2007, following a drop in the market price of our common stock, securities litigation was initiated against us. Given the historic volatility of our industry, we may become engaged in this type of litigation in the future. Securities litigation, like other types of litigation that are discussed below is expensive and time-consuming and could subject us to unfavorable results.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

        We intend to use all available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us in the past and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We may not be able to maintain our NASDAQ listing.

        During 2015 and into early 2016, we experienced periods in which we were not compliant with the continued listing standards of The NASDAQ Global Market. As a result of a compliance process, we transferred the listing of our common stock from The NASDAQ Global Market tier to The NASDAQ Capital Market. On February 10, 2016, we received a compliance letter from The NASDAQ Stock Market notifying us that we had regained compliance with the applicable requirements for continued listing on The NASDAQ Stock Market. Our common stock continues to trade on The NASDAQ Capital Market tier under the symbol "NLST." Notwithstanding our current compliance, we may not be able to continue to comply with the applicable continued listing standards of The NASDAQ Capital Market. If we are delisted from The NASDAQ Capital Market, the liquidity of our common stock may be impaired, which could reduce the trading value of our common stock.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of      shares of common stock offered by us in this offering pursuant to this prospectus supplement will be approximately $      (approximately $      if the underwriter exercises its over-allotment option in full), after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

        We expect to use the net proceeds from this offering to accelerate our patent monetization campaign, to commercialize HybriDIMM and for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

 MARKET PRICE RANGE OF COMMON STOCK

        Our common stock began trading on The NASDAQ Global Select Market under the symbol "NLST" on November 29, 2006. Prior to that date, there was no public market for our common stock. During 2015 and into early 2016, we experienced periods in which we were not compliant with the continued listing standards of The NASDAQ Global Market. As a result of a compliance process, we transferred the listing of our common stock from The NASDAQ Global Market tier to The NASDAQ Capital Market tier. On February 10, 2016, we received a compliance letter from The NASDAQ Stock Market notifying us that we had regained compliance with the applicable requirements for continued listing on The NASDAQ Stock Market. Our common stock continues to trade on The NASDAQ Capital Market. The price range per share of common stock presented below represents the highest and lowest closing market prices for our common stock on The NASDAQ Global Market for the quarterly periods in 2014 and 2015, and the highest and lowest closing market prices for our common stock on The NASDAQ Capital Market for the quarterly periods in 2016.

	High	Low
2014
First Quarter	$2.33	$0.72
Second Quarter	$2.05	$1.06
Third Quarter	$1.34	$1.02
Fourth Quarter	$1.19	$0.61
2015
First Quarter	$1.98	$0.64
Second Quarter	$0.70	$0.51
Third Quarter	$0.60	$0.28
Fourth Quarter	$1.01	$0.38
2016
First Quarter	$1.61	$0.70
Second Quarter	$1.46	$1.05
Third Quarter (through September 6, 2016)	$2.06	$1.20

 DIVIDEND POLICY

        We do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. Our credit facility and term loan with SVB and SVIC restrict our ability to pay cash dividends.

DILUTION

        Our net tangible book value as of July 2, 2016 was approximately $(3,433,000), or approximately $(0.07) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of July 2, 2016.

        After giving effect to our sale of 8,522,727 shares of our common stock with an aggregate offering price of $15 million at an assumed offering price of $1.76 per share, the last reported sale price of shares of our common stock on the NASDAQ Capital Market on September 6, 2016, and after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of July 2, 2016 would have been approximately $10,641,715, or $0.18 per share. This represents an immediate increase in net tangible book value of $0.25 per share to existing stockholders and immediate dilution in net tangible book value of $1.58 per share to new investors participating in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price for one share of common stock		$1.76
Net tangible book value per share as of July 2, 2016	$(0.07)
Increase per share attributable to new investors	$0.25

As adjusted net tangible book value per share after this offering		$0.18

Dilution per share to new investors		$1.58

        If the underwriter exercises in full its option to purchase 1,278,409 additional shares of common stock at the public offering price of $1.76 per share, the as adjusted net tangible book value after this offering would be approximately $0.21 per share, representing an increase in net tangible book value of approximately $0.28 per share to existing stockholders and immediate dilution in net tangible book value of approximately $1.55 per share to new investors purchasing our common stock in this offering at the public offering price.

        The above discussion and table are based on 51,095,457 shares of common stock issued and outstanding as of July 2, 2016 and excludes:

  •
  9,616,396 shares of common stock issuable upon exercise of options outstanding as of July 2, 2016, of which approximately 5,685,949 shares are exercisable;

  •
  564,689 shares of common stock available for future grants under our stock option plans as of July 2, 2016, which amount is subject to annual increases pursuant to the terms of our Amended and Restated 2006 Equity Incentive Plan;

  •
  4,632,535 shares of common stock issuable upon exercise of warrants outstanding as of July 2, 2016, 60,000 of which are exercisable at $0.45 per share, 1,648,351 of which are exercisable at $0.47 per share, 300,000 of which are exercisable at $0.64 per share, 1,525,282 of which are exercisable at $0.89 per share and 1,098,902 of which are exercisable at $1.00 per share (of which 4,632,535 are currently exercisable);

  •
  2,000,000 shares of common stock issuable upon exercise of a warrant outstanding as of July 2, 2016 which is exercisable at $0.30 per share upon the redemption by the Company of the Note, pursuant to the terms thereof; and

  •
  12,148,602 shares of common stock issuable as of July 2, 2016 upon conversion of $15,185,753 of outstanding principal and accrued interest under the Note at a conversion price of $1.25 per share.

        The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock. The exercise of outstanding options having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock set forth opposite their names below:

Underwriters	Number of Shares
B. Riley & Co., LLC
Craig-Hallum Capital Group LLC
The Benchmark Company, LLC

Total

        The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

Option to Purchase Additional Shares

        If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional            shares from us. The underwriters may exercise that option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Commissions and Discounts

        The underwriters propose to offer the common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part.

        The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before payment of other expenses by us assuming both no exercise and full exercise of the underwriters' option to purchase additional shares:

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before payment of other expenses, to us	$	$	$

        We have agreed to reimburse the underwriters for certain costs and expenses incurred in connection with the offering, including reasonable and documented marketing expenses and the fees and expenses of their counsel (up to $75,000 in the aggregate). We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to in the table above, will be approximately $350,000.

        The underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Indemnification

        We have agreed to indemnify the underwriters against various liabilities, including certain liabilities under the Securities Act and the Exchange Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lock-up Agreements

        We and our directors and executive officers (collectively, the "Locked-Up Stockholders") have agreed with the underwriter, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, during the period from the date of this prospectus supplement until 90 days after the date of this prospectus supplement, except with the prior written consent of B. Riley & Co., LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell, announce the intention to sell, assign or contract to sell any common stock or securities convertible into common stock or exercisable or exchangeable for common stock;

  •
  engage in any short selling of common stock or securities convertible into common stock or exercisable or exchangeable for common stock;

  •
  otherwise dispose of or transfer any common stock;

  •
  make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable for common stock;

  •
  enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of any common stock or securities convertible into common stock or exercisable or exchangeable for common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

  •
  publicly disclose the intention to do any of the foregoing.

        The foregoing restrictions do not apply to transactions relating to (i) the exercise or conversion of any stock option or warrant to purchase common stock, respectively, outstanding as of the date of this prospectus supplement, (ii) grants of employee stock options to purchase common stock pursuant to any of our benefit plans and any related issuances of common stock with respect to such awards, (iii) issuances of shares of common stock pursuant to an existing stock purchase plan, (iv) shares of common stock delivered by the Locked-Up Stockholders to us or sold for the purpose of paying the exercise price on the exercise by the Locked-Up Stockholders of options to purchase common stock granted to the Locked-Up Stockholders by us and taxes imposed on such exercise of options; (v) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales of the securities shall be made pursuant to such plan prior to the expiration of the lockup period, or (vi) transfers of common stock by will or intestate succession. The Locked-Up Stockholders are further permitted to transfer common stock by gift, or to any trust for the direct or indirect benefit of such Locked-Up Stockholders, or the immediate family of the Locked-Up Stockholders, provided the transferee agrees to hold the shares of common stock subject to the restrictions applicable to the transferor described above.

Price Stabilization, Short Positions and Penalty Bids

        Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of our common stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of our common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares of common stock in the offering, if the syndicate repurchases previously distributed shares of common stock to cover syndicate short positions or to stabilize the price of the shares of common stock. These activities may raise or maintain the market of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock.

        In connection with this transaction, the underwriters may engage in passive market making transactions in the common stock on The NASDAQ Capital Market, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on The NASDAQ Capital Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on The NASDAQ Capital Market or otherwise.

Electronic Distribution

        A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriter of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in the capacity as an underwriter and should not be relied upon by investors.

Listing

        Our common stock is listed on The NASDAQ Capital Market under the symbol "NLST".

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Canada

Resale Restrictions

        The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Québec, Manitoba, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

        By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable,

  •
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto)

such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock in their particular circumstances and about the eligibility of the shares of common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for us by Morrison & Foerster LLP, San Diego, California. Morgan Lewis & Bockius LLP, Palo Alto, California, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus supplement by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of all offerings of the particular securities offered by this prospectus supplement, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended January 2, 2016 (including any portions of our Definitive Proxy Statement on Schedule 14A filed on May 2, 2016 that are incorporated by reference into such Annual Report on Form 10-K);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016;

  •
  our Current Reports on Form 8-K filed on January 13, 2016, February 1, 2016, February 10, 2016, June 9, 2016 and August 2, 2016; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail Sasaki

        You may direct telephone requests to Gail Sasaki, our Chief Financial Officer, at (949) 435-0025.

PROSPECTUS

NETLIST, INC.

$40,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

        We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $40,000,000.

        We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "NLST." On August 17, 2016, the last reported sale price of our common stock was $1.60 per share.

        Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption "Risk Factors" on page 1 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 2, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This

i

prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus "Netlist," "we," "us," and "our" refer to Netlist, Inc. and its consolidated subsidiaries.

ii

ABOUT NETLIST, INC.

        We provide high-performance modular memory subsystems to the world's premier original equipment manufacturers. We specialize in hybrid memory—the merging of dynamic random access memory ("DRAM") and NAND flash raw materials to create memory solutions. Our patented memory technologies provide superior performance and high density in a cost efficient solution. From database to enterprise applications, we serve diverse industries that require superior memory performance to empower critical business decisions in today's data-driven environment.

        We have a long history of introducing disruptive new products such as the first load-reduced dual in-line memory module ("DIMM"), HyperCloud®, based on our distributed buffer architecture later adopted by the industry for DDR4 LRDIMM. We were also the first to bring NAND flash to the memory channel with our NVvault® NVDIMM. These innovative products built on our early pioneering work in areas such as embedding passives into printed circuit boards to free up board real estate, doubling densities via quad-rank double data rate technology, and advancing other off-chip technology that result in improved performance and lower costs compared to conventional memory. We continue this tradition with the introduction of HybriDIMM™ in August 2016, a Storage Class Memory ("SCM") product built on commodity DRAM and flash.

        We hold a significant portfolio of patents in the areas of hybrid memory, storage class memory, rank multiplication and load reduction, among others. The strength of our patent portfolio reflects our many years of research and development and track record of bringing innovative products to market.

        We are headquartered in Irvine, California and have manufacturing facilities in Suzhou, People's Republic of China ("PRC"). Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the applicable prospectus supplement include and incorporate by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, among others, changes in and uncertainty of customer acceptance of and demand for our existing products and technologies and products and technologies under development; risks associated with the concentration of product sales among a limited number of customers; the success of product, licensing and joint development partnerships; continuing development, qualification and volume production of HybriDIMM™, EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of any continued decrease in our sales; our ability to leverage our NVvault™ and EXPRESSvault™ technology into a more diverse customer base; our need to raise additional capital and our ability to obtain financing when necessary; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the U.S. Patent and Trademark Office and Patent Trial and Appeal Board; volatility in the pricing of components of our products; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; the political and regulatory environment in the PRC; and general economic and market conditions. Other risks and uncertainties are described in greater detail under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find Additional Information," completely and with the understanding that our actual future results may be materially different from what we expect.

        These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

        We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

        We may issue from time to time, in one or more offerings the following securities:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  warrants exercisable for common stock or preferred stock; and

  •
  units of common stock, preferred stock or warrants, in any combination.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

        Our Restated Certificate of Incorporation provides that we are authorized to issue 100,000,000 shares of capital stock. Our authorized capital stock is comprised of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.

        The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock

        We are authorized to issue up to 90,000,000 shares of our common stock, par value $0.001 per share.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

        Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

  Interested Stockholder Transactions

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

  Certificate of Incorporation and Bylaws

        Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see "Blank Check Preferred Stock") or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

  Blank Check Preferred Stock

        Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information."

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

        We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

        Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

        Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

        In no event will the commission or discount received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

        Morrison & Foerster LLP, San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

 EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended January 2, 2016 (including any portions of our Definitive Proxy Statement on Schedule 14A filed on May 2, 2016 that are incorporated by reference into such Annual Report on Form 10-K);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016;

  •
  our Current Reports on Form 8-K filed on January 13, 2016, February 1, 2016, February 10, 2016, June 9, 2016 and August 2, 2016; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail M. Sasaki

        You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

NETLIST, INC.

            shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Runners

B. Riley & Co., LLC	Craig-Hallum Capital Group

Co-Manager

The Benchmark Company

                , 2016